UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 7, 2008

HNI Corporation
(Exact Name of Registrant as Specified in Charter)

Iowa	1-14225	42-0617510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 East Second Street, P.O. Box 1109, Muscatine, Iowa  52761-0071
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code:  (563) 272-7400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Bylaws

On November 7, 2008, the HNI Corporation (the "Corporation") Board of Directors approved an amendment to Section 2.16(a)(2)(i) of the Corporation's By-laws, effective as of November 7, 2008, to change the Corporation's by-law requiring each director to execute, after each uncontested election or re-election, a letter offering to resign if such director does not receive a majority of the votes cast at the next election for which the director is nominated ("Resignation Letter").  The revised by-law eliminates the need for individual directors to execute multiple Resignation Letters and instead requires each director to execute a single, standing Resignation Letter at the time of his or her initial election, which would remain in effect for the director's entire term of service with the Corporation.  For additional information regarding the Corporation's majority vote by-law for uncontested director elections, please see pages 13 and 14 of the Corporation's 2007 Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the "SEC") on March 23, 2007, the Corporation's Current Report on Form 8-K filed with the SEC on March 9, 2007 and the HNI Corporation Corporate Governance Guidelines located on the Corporation's website at www.hnicorp.com, under "Corporate Governance – Governance Guidelines."

The forgoing description of the amendment to the Corporation's By-laws is qualified in its entirety by reference to the full text of the Corporation's By-laws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3(ii) and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

Exhibit No.         Description
3(ii)	By-laws of the Registrant, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI Corporation

Date: November 11, 2008	By:	/s/ Steven M. Bradford
Steven M. Bradford
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.         Description
3(ii)	By-laws of the Registrant, as amended.